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                                                                       EXHIBIT 1

                                    AGREEMENT

The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D dated July 10, 1998, to which this Agreement are filed as an exhibit, are filed on behalf of each of them.

                                       SHELL LOUISIANA ONSHORE PROPERTIES INC.


                                       By: /s/ Y.N. YOUSSEF
                                          -------------------------------------
                                       Name:  Y.N. Youssef
                                       Title: Vice President

                                       SHELL OIL COMPANY


                                       By: /s/ JACK B. EDRINGTON
                                          -------------------------------------
                                       Name:  Jack B. Edrington
                                       Title: Associate General Counsel and
                                              Corporate Secretary